SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CLEANTECH TRANSIT, INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0505768
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11226 Pentland Downs Street Las Vegas, Nevada	89141
(Address of principal executive offices)	(Zip Code)

CONSULTANTS AND EMPLOYEES STOCK PLAN FOR 2012
(Full title of the plan)

Kenneth Bosket 11226 Pentland Downs Street Las Vegas NV 89141
(Name and address of agent for service)

(702) 448-1543
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (do not check if a smaller reporting company)	☐	Smaller reporting company	☒

TERMINATION OF REGISTRATION

This post-effective amendment deregisters all shares of our common stock, par value $.001, registered for issuance under the registration statement on Form S-8 (File No. 333-185751) (the "Registration Statement") that remain unissued. The Registration Statement related to the shares of common stock issuable pursuant to the Consultants and Employees Stock Plan for 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on this 11th day of July, 2013.

CLEANTECH TRANSIT, INC. A Nevada Corporation

/s/ Kenneth Bosket
By: Kenneth Bosket Its: President

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed by the following persons in the capacities and on the date indicated:

Dated: July 11, 2013	/s/ Kenneth Bosket
Kenneth Bosket, President and Director

Dated: July 11, 2013	/s/ Montse Zaman
Montse Zaman, Secretary, Director

Dated: July 11, 2013	/s/ Lowell Holden
Lowell Holden, CFO, Director

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